UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 16, 2007

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

601 Carlson Parkway
Minnetonka, Minnesota  55306

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b)                     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director

Effective February 20, 2007, Steven E. Fass resigned from the Board of Directors of OneBeacon Insurance Group, Ltd. (the “Company”).

ITEM 5.02(d)                     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of Director

On February 20, 2007, the Board of Directors of the Company elected Kent D. Urness as a director.  He will serve as a Class I director to be elected by shareholders at the 2007 Annual General Meeting of Shareholders.  Mr. Urness has been elected to serve on the Audit Committee and Compensation Committee of the Board of Directors.

From April 2005 until November 2006, Mr. Urness served as Non-Executive Chairman of St. Paul Travelers Insurance Company.  From 2001 until his retirement in April 2005, Mr. Urness served as Executive Vice President of The St. Paul Travelers Companies with responsibility for International and Lloyd’s.  A copy of the press release announcing Mr. Urness’ election is filed as Exhibit 99.1 to this Form 8-K.

Mr. Urness will receive the same compensation as all of the Company’s directors who are not employed by the Company or by White Mountains Insurance Group, Ltd.  His compensation will include an annual cash retainer of $75,000 plus meeting fees and reimbursement of expenses incurred in connection with attendance at board meetings.  For a complete description of the compensation of the Company’s non-employee directors, please refer to the Company’s final prospectus dated November 8, 2006 as filed with the Securities and Exchange Commission.

ITEM 9.01                                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1                                                                                 Press Release dated February 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: February 22, 2007
	By:	/s/ Ann Marie Andrews
Ann Marie Andrews
Chief Accounting Officer